UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

HIGHER ONE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34779	26-3025501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

115 Munson Street
New Haven, CT 06511
(Address of principal executive offices and zip code)

(203) 776-7776
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Approval of the Short Term Incentive Plan

On June 11, 2014, at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Higher One Holdings, Inc. (the “Company”), the stockholders of the Company approved the Company’s  Short Term Incentive Plan (the “Plan”).  The Plan was approved by the Company’s stockholders in 2010 prior to the Company’s initial public offering and there have been no subsequent changes to the Plan.  The Plan was designed to provide the compensation committee of the Company’s board of directors with the opportunity to grant awards that would satisfy the conditions of Section 162(m) of the Internal Revenue Code and preserve their deductibility by the Company.  A summary of the Plan is set forth in the Company’s Proxy Statement that was filed with the Securities and Exchange Commission (the “SEC”) on May 5, 2014.  Such summary and the foregoing description of the Plan are qualified in their entirety by reference to the text of the Plan.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 11, 2014, the Company held its Annual Meeting at 115 Munson Street, New Haven, Connecticut 06511.  On April 16, 2014, the record date for the Annual Meeting, 47,224,716 shares of the Company’s common stock were issued and outstanding, of which 43,405,891 were present or represented by proxy at the Annual Meeting for purposes of establishing a quorum.

At the Annual Meeting, the Company’s stockholders: (1) elected three directors listed below to hold office until the 2017 annual meeting of stockholders or until their respective successors are elected; (2) ratified the selection, by the Audit Committee of the Board of Directors, of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014; (3) approved, on a non-binding, advisory basis, the 2013 compensation of the Company’s Named Executive Officers; and (4) approved the Company’s Short Term Incentive Plan.  The Company’s Amended and Restated Certificate of Incorporation failed to receive the affirmative vote of 80% of the voting power of the Company’s outstanding common stock required to amend Article VI thereof.  As a result, the Amended and Restated Certificate will not be amended and the Board of Directors shall remain classified. The voting results from the meeting were as follows:
Proposal 1—Election of Directors

	For	Withheld	Broker Non-Votes
Mark Volchek	32,276,580	4,530,860	6,598,451
David Cromwell	36,344,668	462,772	6,598,451
Lowell Robinson	36,514,231	293,209	6,598,451

Proposal 2—Approval of the Amended and Restated Certificate of Incorporation

For	Against	Abstain	Broker Non-Votes
36,763,705	38,375	5,360	6,598,451

Proposal 3—Ratification of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

For	Against	Abstain
43,141,304	251,024	13,563

Proposal 4—Approval, on a non-binding advisory basis, the 2013 compensation of the Named Executive Officers

For	Against	Abstain	Broker Non-Votes
32,476,175	4,317,980	13,285	6,598,451

Proposal 5—Approval of the Short Term Incentive Plan

For	Against	Abstain	Broker Non-Votes
31,928,025	4,785,859	93,556	6,598,451

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2014

HIGHER ONE HOLDINGS, INC.

By:	/s/ Christopher Wolf
Christopher Wolf Chief Financial Officer